Exhibit 99.1

Important Notice Regarding

The InterContinental Life Corporation Savings & Investment Plan

Extension of Blackout Period

and

Restrictions on Your Rights to Trade Financial Industries Corporation

Common Stock during the Extended Blackout Period

To:	Financial Industries Corporation Directors and Executive Officers
From:	J. Bruce Boisture, CEO & President
Date:	August 18, 2005

On May 20, 2005, we sent a notice to inform you that the InterContinental Life Corporation Savings & Investment Plan (the “Plan”) would be entering a blackout period due to a transition in record-keeping services from Investment, Inc. to Milliman. The blackout period began on June 20, 2005, and was originally scheduled to end on July 15, 2005 with respect to that portion of the Plan that pertains to employee contributions and employer matching contributions, and August 22, 2005 with respect to that portion of the Plan that pertains to assets transferred to the Plan in connection with the merger of the InterContinental Life Corporation Employee Stock Ownership Plan (“ESOP”) into the Plan.  The blackout period with respect to the portion of the Plan that pertains to employee contributions and employer matching contributions has ended. However, due to delays in the transfer of records pertaining to the transferred ESOP portion of the Plan arising from circumstances beyond our control, the blackout period must be extended.  The blackout period is now anticipated to end during the week of September 5, 2005.  If the transition does not occur as planned, the end of the blackout period could be delayed further. During the extension of the blackout period, participants in the Plan who have transferred ESOP accounts will not be able to initiate a diversification of the amounts held in their transferred ESOP accounts or obtain a distribution or withdrawal.

As we mentioned in our May 20th notice to you, the Securities and Exchange Commission (“SEC”) has implemented rules under the Sarbanes-Oxley Act of 2002 (P.L. 107-204) (the “Sarbanes-Oxley Act”) which apply to 401(k) plan blackout periods. Generally, the Sarbanes-Oxley Act prohibits directors and executive officers of an issuer from trading in the issuer’s equity securities during certain periods during which the issuer’s employees are unable to purchase or sell issuer equity securities held in 401(k) or similar plans. These periods are commonly referred to as “blackout periods.” Since the assets of the Plan include shares of FIC common stock, the Sarbanes-Oxley Act apply to directors and executive officers of FIC during the blackout period. Because you are a director or executive officer of Financial Industries Corporation (“FIC”), please note that, during the blackout period for the Plan, you will be prohibited from purchasing, selling or otherwise acquiring or transferring shares of common stock of FIC or any related derivative security (such as an option) if you acquired such stock or security in connection with your service or employment as a director or executive officer with FIC.

This prohibition applies to securities you hold both inside and outside the Plan.  Under applicable SEC rules, there is a presumption that any securities sold during a blackout period are not exempt from the rule (that is, the individual corporate insider bears the burden of proving that the securities were not “acquired in connection with service or employment”).

The above prohibition is in addition to the normal restrictions on trading activity that FIC imposes on its directors and executive officers.  As always, you should pre-approve any transaction in FIC securities with the Company’s General Counsel.

Violations of the insider trading prohibition will allow an issuer or a security holder acting on behalf of an issuer to bring an action to recover the profits realized by the director or executive officer. In addition, the SEC may bring an action, including civil injunction proceedings, cease-and-desist actions, civil penalties and all other remedies available to the SEC under the Exchange Act, including, in some cases, criminal penalties.

A notice has been sent to all current and former participants in the Plan who have transferred ESOP accounts to inform them of the extension of the blackout period. This notice to directors and executive officers is being given in order to comply with the requirements of Section 306(a) of the Sarbanes-Oxley Act.

We will notify you in the event that an additional extension of the blackout period is needed. If you have any questions concerning this notice, please contact Ted Fleron at 512-404-5040.